SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6 (e) (2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Dairy Mart Convenience Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                 Committee of Concerned Dairy Mart Shareholders
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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3)  Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                      ----------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total Fee Paid:

          ----------------------------------------------------------------------

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------

     (2)  Form, schedule or Registration Statement No.:
                                                       -------------------------

     (3)  Filing Party:
                       ---------------------------------------------------------

     (4)  Date Filed:
                     -----------------------------------------------------------

                                  COMMITTEE OF
                        CONCERNED DAIRY MART SHAREHOLDERS

                                 PROXY STATEMENT

                       IN OPPOSITION TO THE MANAGEMENT OF

                       DAIRY MART CONVENIENCE STORES, INC.

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2000

                                  INTRODUCTION

          This Proxy Statement and BLUE proxy card are being furnished by the Committee of Concerned Dairy Mart Shareholders in connection with its solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of Dairy Mart Convenience Stores, Inc. (the "Company") and at any adjournments thereof. The Meeting will be held at 10:00 a.m. local time on May 25, 2000 at the offices of the Company, One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio.

          The Committee of Concerned Dairy Mart Shareholders (the "Committee") is comprised of Messrs. Frank Colaccino, Stephen N. Krevalin, Laurence D. Landry, Denis Newman, Andrew Niss, John M. O'Brien, III, John L. Ritter, and Donald K. Wilson, Jr., each of whom is also a Committee nominee for election as a director of the Company. The Chairman of the Committee is Mr. Frank Colaccino.

          The Meeting is held pursuant to applicable provisions of the Company's Bylaws and pursuant to a Stipulation and Agreement of Compromise, Settlement and Release, dated November 8, 1999 (the "Settlement Agreement") reached in connection with legal proceedings commenced by shareholders against certain of the current officers and directors of the Company (including Messrs. Stein, Landry, Barrett and Everets, who are among management's nominees for director), alleging breaches of such directors' fiduciary duties to the Company and the stockholders under the Delaware General Corporation Law. The Settlement Agreement, which was entered into without any admission or denial of a breach of fiduciary duty, provides, among other things: (i) for the payment of $2,000,000 on behalf of the defendant directors; (ii) for the elimination of separate classes of stock with unequal voting rights (thus eliminating management's substantial voting control of the Company and making a proxy contest possible); and (iii) for the holding of an Annual Stockholders' Meeting on or before May 31, 2000. The $2,000,000 payment was made by the Company's insurance carrier. On February 8, 2000, the stockholders approved the elimination of the separate classes of stock, combining the classes into a single class of Common Stock, $.01 per value (the "Common Stock").


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


                                  THE COMMITTEE

          The Committee believes that the current Board of Directors and Management have not adequately served the interests of the Company and its stockholders. The Committee seeks to replace the entire Board of Directors with a new Board of Directors (the "New Board"), as hereinafter described. The Committee expects that the New Board will appoint Mr. Colaccino as President and Chief Executive Officer, replacing Mr. Robert Stein.

          The Committee was formed on or about April 1, 2000, primarily as the result of Mr. Colaccino's efforts in identifying persons whom he believed to have the experience and judgment to provide effective leadership for the Company. Mr. Colaccino, a long-time stockholder of the Company and who was the President of the Company from 1988 to 1994, has been concerned with the negative performance by current management of the Company for more than one year. To date, all expenses of the Committee have been borne by Mr. Colaccino. Neither Mr. Colaccino nor the Committee has offered any specific inducement to the members of the Committee in respect of their service on the Committee or nomination as directors. No indemnification arrangements have been made to date; it is assumed that the Nominees, if elected, will be entitled to the indemnification arrangements in place for the current Board of Directors. The address of the Committee is c/o The Colvest Group. Ltd., Suite 208, 360 Bloomfield Avenue, Windsor, CT 06095.

          Under Mr. Colaccino's leadership, the New Board (to consist of the Committee's members) intends to seek increased stockholder value by (i) taking steps necessary to increase both short and long term financial performance, and
(ii) seeking appropriate business partners for the Company, including the possible sale of the Company. Other than to replace senior management, the persons who will constitute the New Board have not adopted or committed to any formal or specific plan for the Company and no assurances can be given that the Company's financial performance will be improved by the election of the New Board and replacement of senior management. The New Board has not identified any specific business partner and no assurances can be given that an appropriate business partner will be identified.


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


          The New Board will also review existing provisions of the Company's Certificate of Incorporation and Shareholder Rights Agreement regarding business combinations, with a view to recommending changes as necessary to better serve the interests of the stockholders.

          Management of the Company is also soliciting proxies for the election of its slate of nominees. Reference is made to management's proxy statement for information concerning management's nominees, the executive officers of the Company, executive compensation, interests of management in certain transactions, securities ownership of management and certain other beneficial owners.


          YOU MAY HAVE RECEIVED A PROXY CARD FROM THE COMPANY. PLEASE RETURN ONLY THE COMMITTEE'S BLUE PROXY CARD, AND DO NOT RETURN THE COMPANY'S PROXY CARD. IF YOU RETURN BOTH PROXY CARDS, THERE IS A DANGER THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE BECAUSE ONLY THE LATEST-DATED PROXY CARD WILL BE VOTED.


                       INFORMATION ABOUT VOTING SECURITIES

          At the close of business on April 11, 2000, the record date for the Meeting, the Company had outstanding 4,895,594 shares of Common Stock. Each share has one vote. Unless the context otherwise indicates, the term "Company" refers to Dairy Mart Convenience Stores, Inc. The Company's principal executive offices are located at One Dairy Mart Way, 300 Executive Parkway West, Hudson, Ohio.

          All stockholders of record at the close of business on April 11, 2000 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the Committee's BLUE proxy card are expected to be mailed to stockholders on or about May 3, 2000. The stock transfer books will not be closed. The holders of a majority of the shares entitled to vote at the Meeting must be present in person or represented by proxy in order to constitute a quorum and thereby permit a vote on all matters to come before the Meeting. Shares of Common Stock present in person or by proxy at the Meeting but not voting will be counted as present for purposes of determining a quorum for the transaction of business.

          Any proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the directions of the stockholder. Signing, dating and delivering the Committee's proxy card will revoke any previously dated proxy. Any stockholder giving a proxy has the power to revoke it in person or by a writing delivered to; The Committee of Concerned Dairy Mart Shareholders, c/o Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, at any time before it is exercised, by delivering a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation.


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


          Based on documents filed by management, the Meeting has been called to elect eight directors and to transact such other business as may come before the Meeting or any adjournment thereof. The Committee does not know of any matters which will be brought before the Meeting other than the election of directors; however, if any other matter properly comes before the Meeting, it is intended that the persons named in and acting under the enclosed form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment. Action on any such other matter is approved by a majority vote of the outstanding shares of Common Stock of the Company present and entitled to vote at the Meeting.

          Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank or nominee, only they can vote your shares and only upon receipt of your instructions. Accordingly, please return the BLUE proxy card in the envelope provided by your bank, broker or nominee or contact the person responsible for your account and give instructions for such shares to be voted for the Committee's nominees.

          If you have any questions or need assistance in voting, please call Georgeson Shareholder Communications Inc., toll-free at 1-800-223-2064.

               THE COMMITTEE'S NOMINEES FOR ELECTION AS DIRECTORS

          Eight directors are to be elected at the meeting, to hold office until the next annual meeting of stockholders and until their successors have been elected and shall have qualified. The Committee is proposing the following slate of directors in opposition to incumbent management:

               Frank Colaccino
               Stephen N. Krevalin
               Laurence D. Landry
               Denis Newman
               Andrew Niss
               John M. O'Brien, III
               John L. Ritter
               Donald K. Wilson, Jr.

          The members of the Board of Directors are elected by a plurality of the shares present or represented at the Meeting and voting on the election of directors.

          Unless otherwise instructed, shares represented by the Committee's proxies will be voted for the election of the nominees listed above, none of whom is a member of the present Board of Directors. Each nominee has consented to serve as a director if elected. If for any reason any of these nominees should fail to be a candidate, the proxies solicited by the Committee will be voted in favor of the remainder of those named and for substitute nominees selected by the Committee. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a nominee.


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


                 INFORMATION CONCERNING THE COMMITTEE'S NOMINEES

          The table below, including the notes thereto, sets forth each of the Committee's nominees for election as a director (based on information supplied by them), his name, age and principal occupation or employment during the past five years. Each of such persons has been engaged in the principal occupation, including, where applicable, job title, for at least the past five years, unless otherwise set forth in a note to the table.


Name and Business Address          Principal Occupation                    Age
-------------------------          --------------------                    ---

Frank Colaccino                    President,                              50
360 Bloomfield Avenue, Suite 208   The Colvest Group, Ltd.
Windsor, CT 06095

Stephen N. Krevalin                Attorney/Principal                      48
Bacon & Wilson P.C.                Bacon & Wilson, P.C.
33 State Street
Springfield, MA 01103

Laurence D. Landry                 President,                              60
5 Ridge Road                       Woods at Wilbraham LLC
Hampden, MA 01036                  Real Estate Developer

Denis Newman                       Managing Director                       69
MidMark Associates                 MidMark Associates
466 Southern Blvd.                 Equity Fund Manager
Chatham, NJ 07078

Andrew Niss                        Private Investor                        51
1325 E. Lake Drive
Fort Lauderdale, FL 33366

John M. O'Brien, III               Certified Public Accountant             50
J.M. O'Brien & Company, PC         J.M. O'Brien & Company, PC
1350 Main Street
Springfield, MA 01103

John L. Ritter                     Executive Vice President                44
First New England Capital          First New England Capital
100 Pearl Street                   Limited Partnership
Hartford, CT 06103

Donald K. Wilson, Jr.              Management Consultant                   64
Green & Wilson Associates          Green Wilson & Associates
201 Ann Street
Hartford, CT 06103

Mr. Colaccino has been President and Chief Executive Officer of The Colvest
-------------
Group, Ltd. since its formation in 1994. The Colvest Group, Ltd. is engaged in the business of purchasing and managing its own portfolio of commercial real estate as well as venture capital investing and investing in public companies. From 1988 to August, 1994, Mr. Colaccino was the President of the Dairy Mart Convenience Stores, Inc. Mr. Colaccino is a member of the Board of Directors of the National Conference for Community and Justice (formerly called the National Conference of Christians and Jews) (since 1997) and the Board of Trustees of American International College (since 1998). He was Vice Chair of the National Association of Convenience Stores in 1994 and 1995 and a member of the Board of Trustees of Western New England College from 1992 to 1995.

Mr. Krevalin has been a principal of the Springfield, Massachusetts law firm of
------------
Bacon & Wilson, P.C. for more than the past five years. He is a graduate of American University, Washington, D.C., and New England School of Law, Boston, Massachusetts. He has been a lecturer for Massachusetts Continuing Legal Education. Mr. Krevalin serves on the Board of The Center Redevelopment Corporation and is the current Chairman of the Board of Jewish Geriatric Services Health Care System in Longmeadow, Massachusetts.

Mr. Landry has been President of Woods at Wilbraham LLC, a real estate
----------
development firm since 1998. In addition, Mr. Landry manages a portfolio of personal investments. Prior to 1998 and for approximately 25 years, Mr. Landry was President of Landry Lyons Whyte Company, a Real Estate Brokerage firm; such firm was sold in 1998. Mr. Landry is not related to Gregory G. Landry, one of management's nominees.

Mr. Newman has been Managing Director of MidMark Associates, the general partner
----------
of several private equity funds aggregating in excess of $100,000,000, since 1988. Prior to 1988, Mr. Newman was President and a Director, Inc. of the Dunmore Group, Inc., a merchant bank, and from 1954 through 1987 Vice President, Senior Vice President and Managing Director of First Boston Corporation. He is a Director of Vertex Interactive, Inc.(NASDAQ). Mr. Newman is a graduate of Yale College (A.B. 1952) and Harvard Business School (M.B.A. 1954)

Mr. Niss has been primarily engaged in managing a portfolio of private
--------
investments since 1997. For more than 15 years prior thereto, Mr. Niss was Chairman, Chief Executive Officer and the sole stockholder of the Stonington Corporation, a closely-held manufacturer of paper tubes and cores. In 1997, Mr. Niss negotiated the sale of Stonington Corporation to Sonoco Products, Inc. Since 1997, Mr. Niss has been managing his personal real estate holdings and stock portfolio.


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


Mr. O'Brien has been a co-owner of the certified public accounting firm, J.M.
-----------
O'Brien & Company, PC for more than the last five years. Prior to forming his own firm, he was a tax partner and manager with Coopers & Lybrand from 1980 to 1991. Mr. O'Brien graduated magna cum laude from Western New England College with a BSBA in Accounting and received his Masters Degree in Taxation, with honors, from the University of Hartford. He is a member of the Massachusetts Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. O'Brien is a member of the Executive Committee and Board of Trustees at Western New England College and is a past Chairman of the Town of Hampden Finance Committee. He also serves on the board of advisors to several closely-held businesses.

Mr. Ritter has been Executive Vice President of First New England Capital
----------
Limited Partnership, a venture capital and mezzanine financing company in Hartford, Connecticut, for more than the past five years. Prior to co-founding First New England Capital in 1987, Mr. Ritter was a practicing attorney. He holds a Bachelor of Arts degree from Macalester College, a Master of Arts in Religion from Yale University and a Juris Doctor from the University of Connecticut School of Law. Mr. Ritter serves on the Board of Directors of various privately-held corporations, including Linton Truss Corporation, Statis Corporation, Inc., Vanguard Modular Building Systems, Inc., Pratt-Read Corporation and Ron Weber & Associates, Inc.

Mr. Wilson has been a partner of Green, Wilson & Associates, management
----------
consultants, Hartford, Connecticut, since 1998. From 1994 until December 31, 1998, Mr. Wilson was a consultant with American Phoenix Corporation of Connecticut (an insurance brokerage company). In 1994, he retired as Executive Vice President from The Hartford Steam Boiler Insurance and Inspection Company which he had served in various capacities since 1962. He is a Director of Spencer Turbine Company, Salient 3 Communications, Inc. and Mechanics Savings Bank.

          Each of the Committee's nominees has consented to being named in this Proxy Statement. Except as noted below, no Participant or Committee Nominee has entered into any agreement or understanding with any person respecting (i) any future employment by the Company or (ii) any transactions to which the Company or any of its affiliates is or may be a party. Although there is no binding commitment, it is expected that if the New Board is elected, Mr. Colaccino will be appointed as the President and Chief Executive Officer of the Company. There is no agreement or understanding regarding the compensation or other terms of Mr. Colaccino's employment by the Company. There are no contracts, arrangements or understandings by any Participant or Committee nominee within the past year with any person with respect to any capital stock of the Company.

          There are no Participants with respect to this Proxy Statement other than the members of the Committee, each of whom is also a nominee of the Committee. None of such persons has been convicted in a criminal proceeding (other than traffic violations and other minor offenses) within the past ten years.


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


          Mr Colaccino led Dairy Mart from 1988 to 1994. During that time he transitioned the Company from an acquisition mode to a focus on operational performance and achieved record profits for the Company. Following Mr. Collaccino's disagreements with the Company's then Chairman and founder, Charles Nirenberg, Messrs. Stein and Landry and Mitchell Kupperman (Mr. Nirenberg's son-in-law), as to the direction and the control of the Company, the Board of Directors terminated Mr. Colaccino's employment on August 24, 1994. At that time the Board of Directors consisted of seven persons, including Messrs. Stein, Landry, as well as Frank W. Barrett and John W. Everets (who are current directors and management nominees for director). Legal proceedings relating to the foregoing disagreement were commenced by the Company against Mr. Colaccino in Connecticut Superior Court and by Mr. Colaccino against the Company in the Delaware Court of Chancery. These proceedings were resolved pursuant to a settlement agreement dated as of January 27, 1995, at which time Mr. Colaccino resigned as a director. Other than Mr. Colaccino, no members of the Committee (the New Board) were identified in, or became parties to, such litigation.


                              SECURITY OWNERSHIP OF
                            THE COMMITTEE'S NOMINEES

          The following table, including the notes, sets forth certain information regarding the beneficial ownership of the Company's Common Stock at May 1, 2000 by each nominee for director nominated by the Committee. Except as noted below, no other member of the Committee has purchased or sold securities of the Company within the past two years. All of such shares are owned directly and none of such shares are owned by associates or affiliates of any of such nominees.


Name of Nominee          Number of Shares    Date Acquired      Percent of Class
---------------          ----------------    -------------      ----------------
Frank Colaccino          127,525                  (1)                 2.6%
Stephen N. Krevalin          200             April 14, 2000           (3)
Laurence D. Landry       119,500                  (2)                 2.4%
Denis Newman               5,000             April 26, 2000           (3)
Andrew Niss                  200             April 17, 2000           (3)
John M. O'Brien, III       5,000             April 14, 2000           (3)
John L. Ritter               500             April 18, 2000           (3)
Donald K. Wilson, Jr.        500             April 17, 2000           (3)


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


          (1) Of such shares, Mr. Colaccino purchased 11,000 shares on April 15, 1999, 1,650 shares on August 16, 1999, 2,000 shares on March 2, 2000, 18,000 shares on April 15, 2000, and the balance at varying times more than one year ago.

          (2) Of such shares, Mr. Landry purchased 11,300 shares on April 18, 2000 and 50,000 shares on April 19, 2000. Mr. Landry sold 1,800 shares on April 28, 2000. The balance of Mr. Landry's shares were purchased at varying times more than one year ago.

          (3) Less than 1%.


          THE COMMITTEE RECOMMENDS THAT THE HOLDERS OF SHARES OF COMMON STOCK VOTE IN FAVOR OF THE COMMITTEE'S NOMINEES, AND NOT VOTE IN FAVOR OF ANY OF THE MANAGEMENT NOMINEES.


                              SOLICITATION EXPENSES

          Proxies will be solicited by the Committee or its nominees by mail, telephone, facsimile, and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material of the Committee to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

          The Committee has retained Georgeson Shareholder Communications Inc. ("Georgeson") for assistance in the solicitation of proxies, for which it will be paid a fee of up to $25,000 and will be reimbursed for its reasonable expenses in its solicitation of proxies. Approximately 10 persons will be utilized by Georgeson.

          The Committee estimates that total expenditures relating to the solicitation and related litigation will be as much as $125,000. The Committee will seek reimbursement from the Company for all expenses incurred in connection with the solicitation of proxies, but does not intend to seek stockholder approval for such reimbursement. To date the Committee has spent approximately $60,000 in connection with the solicitation of proxies and related expenses. All of such expenses have been advanced by Mr. Frank Colaccino, the Chairman of the Committee.

May 3, 2000


                                 COMMITTEE OF CONCERNED DAIRY MART SHAREHOLDERS


                                             By:  Frank Colaccino, Chairman

                       DIARY MART CONVENIENCE STORES, INC.
                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                      PROXY
                                     [BLUE]

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE COMMITTEE OF CONCERNED DIARY MART SHAREHOLDERS

PROXY for Annual Meeting of Stockholders of Dairy Mart Convenience Stores, Inc. (the "Company") to be held on May 25, 2000 at 10:00 A.M. local time at the Company, One Dairy Mart Way, 300 Executive Parkway, Hudson, Ohio.

          The undersigned hereby appoints Frank Colaccino and Richard T. Keppelman, or either one of them, with full power of substitution, as proxies of the undersigned to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders (including adjournments) of the Company to be held on May 25, 2000. The undersigned hereby revokes any previous proxies given by the undersigned with respect to all shares of the Company's Common Stock owned by the undersigned.

          (Please mark each proposal with an "X" in the appropriate box)

          (1) [      ] FOR the election of Frank Colaccino, Stephen N. Krevalin,
Laurence D. Landry, Denis Newman, Andrew Niss, John M. O'Brien, III, John L. Ritter and Donald K. Wilson, Jr. as directors (except as marked to the contrary below).

               [      ] WITHHOLD AUTHORITY from all nominees.

--------------------------------------------------------------------------------
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

          (2) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                    (0 V E R)


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


                                      PROXY

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE PROPOSALS LISTED ON THE OTHER SIDE HEREOF IN ACCORDANCE WITH THE INSTRUCTION GIVEN BY THE STOCKHOLDER. HOWEVER, IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE COMMITTEE'S NOMINEES, AND OTHERWISE ACCORDING TO THE COMMITTEE'S RECOMMENDATIONS.

          This proxy is to be voted for the Committee's nominees unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to the Committee.

                                        Dated:   May, ___, 2000





                                                                          (L.S.)
                                        ----------------------------------------
                                        (Signature of Stockholder)

                                        Please sign exactly as your name appears on this card. Joint Owners should each sign personally.

                                        When signing as attorney, executor,
                                        administrator, trustee, guardian or
                                        corporate officer, please give your full title as such.

PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.


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